UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2019 (November 7, 2019)

ABBVIE INC.

(Exact Name of Registrant as Specified in its Charter)

_______________________________________________

Delaware	001-35565	32-0375147
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

_______________________________________________

1 North Waukegan Road

North Chicago, Illinois 60064-6400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 932-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	ABBV	New York Stock Exchange Chicago Stock Exchange
1.375% Senior Notes due 2024	ABBV24	New York Stock Exchange
0.750% Senior Notes due 2027	ABBV27	New York Stock Exchange
2.125% Senior Notes due 2028	ABBV28	New York Stock Exchange
1.250% Senior Notes due 2031	ABBV31	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 7, 2019, AbbVie Inc. (“AbbVie”) announced the early tender results of its previously announced (i) offers to exchange (each, an “Exchange Offer” and, collectively, the “Exchange Offers”) any and all outstanding notes of certain series issued by Allergan Finance, LLC (“Allergan Finance”), Allergan, Inc. (“Allergan Inc”), Allergan Sales, LLC (“Allergan Sales”) and Allergan Funding SCS (“Allergan Funding” and, together with Allergan Finance, Allergan Inc and Allergan Sales, “Allergan”) (the “Allergan Notes”) for new notes to be issued by AbbVie (the “AbbVie Notes”) and (ii) related consent solicitations (each, a “Consent Solicitation” and, collectively, the “Consent Solicitations”) being made by AbbVie on behalf of Allergan to adopt certain proposed amendments (the “Amendments”) that would eliminate substantially all of the covenants, restrictive provisions, events of default and any guarantees of the related Allergan Notes in each of the indentures (each, an “Allergan Indenture”) governing the Allergan Notes.

Based on the early tenders as of 5:00 p.m., New York City time, on November 7, 2019, the requisite number of consents have been received to adopt the Amendments with respect to all outstanding series of Allergan Notes. The applicable Allergan obligors have executed a supplemental indenture with respect to each Allergan Indenture implementing the Amendments. The Amendments will become operative only upon settlement of the Exchange Offers.

The Exchange Offers and Consent Solicitations were commenced in connection with AbbVie’s proposed acquisition of Allergan (the “Acquisition”) and are being made pursuant to the terms and subject to the conditions set forth in the confidential offering memorandum and consent solicitation statement, dated October 25, 2019, and the related letter of transmittal. The Exchange Offers and Consent Solicitations will expire at 11:59 p.m., New York City time, on November 22, 2019 (the “Expiration Date”), unless extended or earlier terminated by AbbVie, and are conditioned, among other things, upon the consummation of the Acquisition, which is expected to occur in early 2020. As a result, the Expiration Date may be extended one or more times. AbbVie currently anticipates providing notice of any such extension in advance of the Expiration Date.

The AbbVie Notes offered in the Exchange Offers have not been registered under the Securities Act of 1933, as amended, or any state securities laws. Therefore, the AbbVie Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws.

A copy of the press release issued by AbbVie is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
99.1	Press Release dated November 7, 2019.

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBVIE INC.

Date: November 8, 2019	By:	/s/ Robert A. Michael
Robert A. Michael
Executive Vice President, Chief Financial Officer

3